Exhibit 99.1

                   ANSYS ANNOUNCES FIRST QUARTER 2005 RESULTS

          Reports Revenue Growth of 20%, GAAP EPS Growth of 32% and
                          Adjusted EPS Growth of 35%

    SOUTHPOINTE, Pa., May 3 /PRNewswire-FirstCall/ -- ANSYS, Inc.
(Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced first quarter 2005 results. ANSYS' first quarter GAAP results include:
     - Total revenue of $37.6 million, as compared to $31.3 million in the first quarter of 2004;
     - Net income of $9.7 million, as compared to $7.1 million in the first quarter of 2004;
     - An operating profit margin of 36% as compared to 32% for the first quarter of 2004;
     - Diluted earnings per share of $0.29, as compared to $0.22 for the first quarter of 2004;
     - Cash flows from operations of $15.3 million, as compared to $13.2 million in the first quarter of 2004; and
     - Cash and short-term investment balances totaling $149.7 million, and no debt, as of March 31, 2005.

    Excluding acquisition-related amortization (see detail below), ANSYS' first quarter adjusted (non-GAAP) results include:
     - An adjusted operating profit margin of 39% as compared to 35% for the first quarter of 2004; and
     - Adjusted diluted earnings per share of $0.31, as compared to $0.23 for the first quarter of 2004.

    "ANSYS' first quarter results represent an excellent start to the new year as we maintained our positive momentum from 2004," commented ANSYS President and CEO, Jim Cashman. "During the 2005 first quarter, we achieved new first quarter highs in both revenue and earnings, and we're excited about the opportunities that lie ahead as ANSYS celebrates its 35th anniversary this year. We continue to make significant progress against our strategic plan and remain committed to enhancing stockholder value and advancing our position as a sustained technology leader."

    Cashman added, "We further broadened our technology platform during the quarter with the acquisition of Century Dynamics, Inc. Looking ahead, we are committed to investing in and expanding the breadth and depth of our integrated engineering simulation suite. We are also committed to working with our broad base of global customers and partners to enable our customers to transform their product design processes to drive innovation and to realize measurable business benefits, efficiencies and productivity gains in an increasingly competitive global environment."

    In closing, Cashman commented, "While customers continue to voice concerns about economic pressures, we look forward to continuing to deliver on our track record of earnings and growth in the annual results for 2005. In fact, we are slightly increasing our outlook for the year."

    The adjusted results highlighted above, and the adjusted estimates for 2005 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months ended March 31, is included in the condensed financial information included in this release.

    Adjustments to Reported GAAP Financial Results
     - Acquisition-Related Amortization:
    As previously announced, the Company completed its acquisition of Century Dynamics, Inc. in January 2005. In previous years, the Company also acquired CFX, CADOE S.A. and ICEM CFD Engineering. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of identifiable intangible assets.

    ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between quarters that are not influenced by certain non-cash items and are therefore useful to investors in helping them to better understand the Company's operating results. In certain instances, such as when intangibles are acquired through business acquisitions or become fully amortized, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company's business performance; however, these measures are not intended to supersede or replace the GAAP results.

    Management's 2005 Outlook
    Based on our current visibility into revenues and expenditures for 2005, the Company currently projects that full year revenue will grow in the 12-14% range and that 2005 diluted earnings per share, adjusted to exclude acquisition-related amortization, will be in the range of $1.18 to $1.21. The Company's current outlook relative to a GAAP diluted earnings per share estimate will be in the range of $1.10 to $1.13. The preceding estimates do not reflect expenses associated with employee stock options. The Company expects to begin recording stock option expense effective January 1, 2006 in accordance with recent guidance issued by the Securities and Exchange Commission.

    ANSYS will hold a conference call at 10:30 Eastern Time on May 3, 2005 to discuss first quarter results as well as to provide guidance regarding business prospects. The dial in number is 888-552-9191 and the passcode is "ANSYS". A replay will be available until May 10, by dialing 800-348-3538. The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at www.ansys.com/corporate/investors.asp .

    About ANSYS, Inc.
    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. employs approximately 600 people and distributes its products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

    Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our current estimates for full year revenue growth and earnings per share are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of
1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2004 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.

    ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of channel partners provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at www.ansys.com .

    ANSYS, ANSYS Workbench, CFX, AUTODYN, and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

    Reconciliation of Non-GAAP Measures
    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-
GAAP) financial measures to the most directly comparable GAAP financial measures.

    Adjusted operating profit margin and adjusted diluted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.

                          ANSYS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                                                    Three months ended
                                                ---------------------------
                                                 March 31,      March 31,
                                                    2005          2004
                                                ------------   ------------
Revenue:
   Software licenses                            $     20,475   $     16,324
   Maintenance and service                            17,149         15,008
      Total revenue                                   37,624         31,332

Cost of sales:
   Software licenses                                   1,253          1,337
   Amortization of software and
    acquired technology                                  907            755
   Maintenance and service                             3,858          3,083
      Total cost of sales                              6,018          5,175

Gross profit                                          31,606         26,157

Operating expenses:
   Selling and marketing                               6,428          6,054
   Research and development                            7,313          6,347
   Amortization                                          326            287
   General and administrative                          4,118          3,499
      Total operating expenses                        18,185         16,187

Operating income                                      13,421          9,970

Other income                                             613            230

Income before income tax provision                    14,034         10,200

Income tax provision                                   4,351          3,060

Net income                                      $      9,683   $      7,140

Earnings per share - basic:
   Basic earnings per share                     $       0.31   $       0.23
   Weighted average shares - basic                    31,492         30,630

Earnings per share - diluted:
   Diluted earnings per share                   $       0.29   $       0.22
   Weighted average shares - diluted                  33,766         32,922

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended March 31, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                               Adjusted
                                           As Reported    Adjustments          Results
                                           ------------   ------------       ------------
Revenue:
   Software licenses                       $     20,475              -       $     20,475
   Maintenance and service                       17,149              -             17,149
      Total revenue                              37,624              -             37,624

Cost of sales:
   Software licenses                              1,253              -              1,253
   Amortization of software and
    acquired technology                             907           (762)(a)            145
   Maintenance and service                        3,858              -              3,858
      Total cost of sales                         6,018            762              5,256

Gross profit                                     31,606            762             32,368

Operating expenses:
   Selling and marketing                          6,428              -              6,428
   Research and development                       7,313              -              7,313
   Amortization                                     326           (326)(a)              -
   General and administrative                     4,118              -              4,118
      Total operating expenses                   18,185           (326)            17,859

Operating income                                 13,421          1,088             14,509

Other income                                        613              -                613

Income before income tax
 provision                                       14,034          1,088             15,122

Income tax provision                              4,351            381(b)           4,732

Net income                                 $      9,683   $        707       $     10,390

Earnings per share - basic:
   Basic earnings per share                $       0.31                      $       0.33
   Weighted average shares
    - basic                                      31,492                            31,492

Earnings per share - diluted:
   Diluted earnings per share              $       0.29                      $       0.31
   Weighted average shares
    - diluted                                    33,766                            33,766

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended March 31, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                               Adjusted
                                           As Reported    Adjustments          Results
                                           ------------   ------------       ------------
Revenue:
   Software licenses                       $     16,324              -       $     16,324
   Maintenance and service                       15,008              -             15,008
      Total revenue                              31,332              -             31,332

Cost of sales:
   Software licenses                              1,337              -              1,337
   Amortization of software and
    acquired technology                             755           (617)(a)            138
   Maintenance and service                        3,083              -              3,083
      Total cost of sales                         5,175           (617)             4,558

Gross profit                                     26,157            617             26,774

Operating expenses:
   Selling and marketing                          6,054              -              6,054
   Research and development                       6,347              -              6,347
   Amortization                                     287           (287)(a)              -
   General and administrative                     3,499              -              3,499
      Total operating expenses                   16,187           (287)            15,900

Operating income                                  9,970            904             10,874

Other income                                        230              -                230

Income before income tax
 provision                                       10,200            904             11,104

Income tax provision                              3,060            316(b)           3,376

Net income                                 $      7,140   $        588       $      7,728

Earnings per share - basic:
   Basic earnings per share                $       0.23                      $       0.25
   Weighted average shares
    - basic                                      30,630                            30,630

Earnings per share - diluted:
   Diluted earnings per share              $       0.22                      $       0.23
   Weighted average shares
    - diluted                                    32,922                            32,922

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                     March 31,      December 31,
                                                        2005            2004
                                                    ------------    ------------
ASSETS:

Cash & short-term investments                       $    149,744    $    138,446
Accounts receivable, net                                  17,592          18,792
Other assets                                              87,643          82,408

   Total assets                                     $    254,979    $    239,646

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                                    $     51,340    $     43,906
Other liabilities                                         15,664          20,271
Stockholders' equity                                     187,975         175,469

   Total liabilities & stockholders' equity         $    254,979    $    239,646

SOURCE  ANSYS, Inc.
    -0-                             05/03/2005
    /CONTACT: Lisa O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782, or lisa.oconnor@ansys.com /
    /Web site:  http://www.ansys.com
                http://www.ansys.com/corporate/investors.asp /